                                                                   Exhibit 23(b)

                     CONSENT OF INDEPENDENT CANADIAN AUDITOR

We hereby consent to the use in Form 10-KSB of Daugherty Resources, Inc. (File No. 0-12185) for the fiscal year ended December 31, 2002, of our independent audited financial reports for the year December 31, 2002. We also consent to all references to us in such Form 10-KSB, including references to us as experts.

                              Kraft, Berger, Grill, Schwartz, Cohen & March, LLP


                              /s/ Bernard Kraft
                              -----------------
                              Bernard Kraft
                              Partner

Toronto, Ontario
March 23, 2003